SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X] BB&K Fund Services, Inc.

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Bailard, Biehl & Kaiser Fund Group

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ADDITIONAL PROXY MATERIALS FROM BROKER/DEALER

[BB&K Fund Services, Inc. letterhead]

June 24, 2002

Client Address

Client Address

Client Address

In the last few days, you should have received a proxy statement and letter proposing the liquidation of the Bailard, Biehl & Kaiser Diversa Fund. Please give this your immediate attention and return your signed proxy statement to the Fund as soon as possible.

The recommendation to liquidate Diversa was a difficult decision but we felt that our clients needs could be more efficiently met by an alternative approach - one that would take advantage of the larger scale (and therefore lower costs) of Bailard Biehl & Kaiser's more specialized funds and one that would allow for more personal choice in asset allocation. Should Diversa's shareholders decide to proceed with Diversa's liquidation, we would like to present the Bailard, Biehl & Kaiser Opportunity Fund Group to you as an alternative investment option.

This fund family consists of two domestic equity funds, one international equity fund, and a fixed income mutual fund. The minimum initial investment in any of these Funds is $5,000. A prospectus and application for the Opportunity Fund Group is enclosed for your review and brief descriptions of the Funds in this group are listed below.

The Bailard, Biehl & Kaiser Cognitive Value Fund is a domestic equity fund, which seeks long-term appreciation of capital through investment in value oriented small capitalization stocks. The portfolio consists of small capitalization, value companies similar to those found in the Wilshire Small Value Index. This Fund provides a specialized vehicle for longer-term investors who can accept the above average risk inherent in investing in small capitalization companies.

The Bailard, Biehl & Kaiser Enhanced Growth Fund is a domestic equity fund, which seeks long-term appreciation of capital through investing in stocks with a high growth potential. The portfolio consists of securities in growth companies similar to those found in the Nasdaq 100 Index. This Fund is best suited to longer-term investors who can accept the above average risk generally associated with aggressive growth stocks that have a higher return potential.

The Bailard, Biehl & Kaiser International Equity Fund seeks long-term growth of capital through investments in international stocks. This Fund invests primarily in companies that are located in developed and emerging market countries around the world. This Fund is most suitable for longer-term investors that wish to participate in any future growth and development of the world's foreign equity markets.

The Bailard, Biehl & Kaiser Bond Opportunity Fund is a global bond fund which seeks total return, from income and long-term growth of capital, by investing primarily in US debt securities, with a secondary emphasis on non-US dollar denominated debt securities. This Fund is most appropriate for investors seeking to add bond exposure to their investment portfolios.

If you would like to invest in one or more of the mutual funds in the BB&K Opportunity Fund Group, please review the enclosed prospectus carefully and return a completed application form (found in the enclosed prospectus) to us as soon as possible in the envelope provided. If this is a retirement account please contact us for additional paperwork. Upon shareholder approval and the orderly liquidation of the underlying securities of the portfolio, your pro-rata portion of the proceeds can be sent to your Opportunity Fund of choice by completing and returning the enclosed letter of authorization along with your application form. We stand ready to assist you in this effort. Please feel free to contact our client service counselors at 1-800-882-8383.

Sincerely,

Burnice E. Sparks, Jr.

Chief Executive Office